Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 9 (“Post-Effective Amendment No. 9”) of Registration Statement File No. 333-50540 of MetLife Investors Variable Annuity Account One on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 7 to Registration Statement No. 333-50540 which is incorporated by reference under this Post-Effective Amendment No. 9.

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel MetLife Investors Insurance Company Newport Beach, California July 12, 2004